                                                                      EXHIBIT 13









U.S. BANCORP 401(k)
SAVINGS PLAN
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

U.S. BANCORP 401(k) SAVINGS PLAN
INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
--------------------------------------------------------------------------------

                                                                                                           PAGE(S)
                                                                                                           -------
Report of Independent Accountants                                                                             1

Financial Statements:

   Statements of Net Assets Available for Benefits at December 31, 2000 and 1999                              2

   Statements of Changes in Net Assets Available for Benefits for the years
      ended December 31, 2000 and 1999                                                                        3

   Notes to Financial Statements                                                                             4-7

Supplemental Schedule:

   Schedule of Assets Held for Investment Purposes                                                            8


All other schedules are omitted because they are not required or are not applicable based on disclosure requirements of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Benefits Administration Committee of
U.S. Bancorp:

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the U.S. Bancorp 401(k) Savings Plan (the "Plan") at December 31, 2000, and the changes in net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the Plan at December 31, 1999 and for the year then ended were audited by other independent accountants whose report dated June 21, 2000 expressed an unqualified opinion on those statements.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 22, 2001

U.S. BANCORP 401(k) SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AT DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                                 2000                     1999
                                                                            --------------          --------------
                         ASSETS

Cash                                                                        $            2          $            3
Investments, at fair value (see Note 3)                                      1,651,989,531           1,609,585,344
Accrued income                                                                     843,527                 786,378
Employer contribution receivable                                                 4,584,601               3,751,660
                                                                            --------------          --------------
                                                                             1,657,417,661           1,614,123,385

                       LIABILITIES

Settlements payable and other liabilities                                           55,802                 116,597
                                                                            --------------          --------------

Net assets available for benefits                                           $1,657,361,859          $1,614,006,788
                                                                            --------------          --------------


   The accompanying notes are an integral part of these financial statements.

U.S. BANCORP 401(k) SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                                 2000                    1999
                                                                            --------------          --------------
Additions:
    Investment income:
      Decrease in unrealized appreciation in fair value
           of securities                                                    $  (28,387,092)         $ (348,329,211)
      Net gain on sale or distribution of securities                           134,708,259             151,476,243
      Interest and dividend income                                              29,332,152              31,502,779
      Dividends from U.S. Bancorp                                               14,924,311              13,524,813

    Contributions:
      Employer                                                                  39,041,963              34,671,212
      Participants                                                              73,206,498              65,827,261

    Transfers from plans of acquired institutions                                   23,174             154,298,325
    Other additions                                                                 21,993                 891,613
                                                                            --------------          --------------

    Total additions                                                            262,871,258             103,863,035
                                                                            --------------          --------------

Deductions:
    Distributions to participants                                              217,611,307             273,274,693
    Administrative expenses                                                      1,904,880               2,331,219
                                                                            --------------          --------------

    Total deductions                                                           219,516,187             275,605,912
                                                                            --------------          --------------

Net increase (decrease)                                                         43,355,071            (171,742,877)

Net assets available for benefits at beginning of year                       1,614,006,788           1,785,749,665
                                                                            --------------          --------------

Net assets available for benefits at end of year                            $1,657,361,859          $1,614,006,788
                                                                            ==============          ==============


   The accompanying notes are an integral part of these financial statements.

U.S. BANCORP 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

1.     DESCRIPTION OF THE PLAN

       The following description of the U.S. Bancorp 401(k) Savings Plan (the "Plan"), formerly the U.S. Bancorp Capital Accumulation Plan, provides only general information. Participants should refer to the 401(k) Savings Plan section of the INVESTING IN YOUR FUTURE handbook for a more complete description of the Plan's provisions which can be obtained from U.S. Bancorp's U-Connect Service Center.

       On February 27, 2001, Firstar Corporation (Firstar) completed its merger with U.S. Bancorp (the "Company") through a tax-free exchange of shares. Under the terms of the merger agreement, Firstar shareholders received one share, and Company shareholders received 1.265 shares, of common stock of the combined company for each share of Firstar or Company common stock, respectively.

       The Plan is a defined contribution retirement plan covering substantially all personnel of (the "Company") who have completed one year of service. Each participant may elect to contribute up to a maximum of 16% of his or her annual compensation each year. These contributions are deposited in the Plan semi-monthly. Effective January 1, 1999, the Company contributes an amount equal to 100% of each participant's contribution up to 4% of his or her annual compensation. Matching contributions are invested in the U.S. Bancorp Stock Fund. Participants are immediately vested in all contributions.

       Each participant may elect to have his or her balances invested in various investment funds. Each participant's account is credited with the participant's contributions, the related matching contribution and an allocation of the earnings of the funds in which the participant has elected to invest. Allocations are based upon participant account balances, as defined.

       The Plan contains provisions allowing participants to borrow from their Plan account. Participants may take only one loan in a 12-month period and have only two loans outstanding at a time. The minimum loan is $1,000 and the maximum is the lesser of 50% of the participant's account balance, or $50,000 minus the participant's highest outstanding loan balance during the past 12 months.

       U.S. Bancorp has the right, under the Plan, to suspend or terminate the Plan at any time. In the event of a termination of the Plan, all participant account balances are eligible for distribution.

       The Plan includes an Employee Stock Ownership Plan (ESOP) fund. For most active plan participants, shares in the Company stock fund became part of the ESOP fund and the dividends earned on U.S. Bancorp stock are distributed to participants. Dividends paid on U.S. Bancorp common stock held in the ESOP are recorded in the dividend pass through account and then distributed to participants. Dividends distributed to participants were $14,924,311 and $13,524,813 for the plan years ended December 31, 2000 and 1999, respectively.

       MERGERS

       Effective March 31, 1999, the Piper Jaffray Companies 401(k) Plan and Piper Jaffray ESOP, with combined assets of $154,298,325, merged with the Plan.

U.S. BANCORP 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES

       ACCOUNTING METHOD

       The accounting records of the U.S. Bancorp 401(k) Savings Plan are maintained on the accrual basis in conformity with accounting principles generally accepted in the United States of America.

       INVESTMENTS

       Investments are stated at aggregate fair value. Securities which are traded on a national securities exchange or which are actively traded in local over-the-counter markets are valued at the last reported sales price of the year; securities traded in the national over-the-counter market are valued at the last reported bid price of the year. The fair value of participation interests in mutual funds is based on the quoted redemption value on the last business day of the year. Participant notes receivable are valued at cost which approximates fair value.

       Brokers' commissions and other expenses incurred upon the purchase of securities are included in the cost of the securities. Brokers' commissions and other expenses incurred upon the sale of securities are reflected as a reduction in the proceeds from the sale.

       The change from the beginning to the end of the year in the difference between current value and the cost of investments is reflected in the statements of changes in net assets available for benefits as change in unrealized appreciation or depreciation in the fair value of securities.

       The net gain on sale of securities is the difference between the proceeds received and the average cost of investments sold. Purchases and sales of securities are recorded on the trade date. If a trade is open at the end of the year, a settlement receivable or payable is reflected in the statements of net assets available for benefits.

       USE OF ESTIMATES

       Management has made certain estimates and assumptions relating to the reporting of assets and liabilities, the changes therein and the disclosure of contingent assets and liabilities to prepare these financial statements in accordance with accounting principles generally accepted in the United States of America. Actual results could differ from these estimates.

       RISKS AND UNCERTAINTIES

       The Plan's investments are exposed to various risks, such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the values of investments, it is at least reasonably possible that changes in risks in the near term would materially affect the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

U.S. BANCORP 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

3.     INVESTMENTS

       During 2000 and 1999, the Plan's investments appreciated (depreciated) in fair value as shown below:

                                                                 REALIZED/UNREALIZED
                                                                    APPRECIATION/
                                                                   (DEPRECIATION)
                                                                    IN FAIR VALUE            FAIR VALUE AT
                                                                     DURING YEAR              END OF YEAR
                                                                 -------------------         --------------
       Year ended December 31, 2000:
          Common stock                                              $          --            $        1,332
          Real estate                                                          --                        --
          Mutual funds                                                (35,056,934)              883,087,685
          U.S. Bancorp common stock                                   141,378,101               731,946,746
          Participant notes receivable                                         --                36,953,768
                                                                    -------------            --------------
                                                                     $106,321,167            $1,651,989,531
                                                                    =============            ==============

       Year ended December 31, 1999:
          Common stock                                              $           8            $          936
          Real estate                                                      41,147                        --
          Mutual funds                                                102,136,271               942,512,300
          U.S. Bancorp common stock                                  (299,030,394)              627,943,023
          Participant notes receivable                                         --                39,129,085
                                                                    -------------            --------------
                                                                    $(196,852,968)           $1,609,585,344
                                                                    =============            ==============

       The Plan's investments are held in various bank administered trust accounts. Investments that represent 5% or more of the Plan's net assets are as follows:

       December 31, 2000
          U.S. Bancorp common stock, 25,076,975 units                                                $731,946,746
          First American Funds, Inc. Prime Obligations Fund, 171,381,417 units                        171,381,417
          First American Funds, Inc. Large Cap Value Fund, 6,374,590 units                            122,009,656
          First American Funds, Inc. Equity Index Fund, 7,866,118 units                               194,371,769

       December 31, 1999
          U.S. Bancorp common stock, 26,369,757 units                                                $627,943,023
          First American Funds, Inc. International Fund, 3,809,761 units                               91,548,563
          First American Funds, Inc. Prime Obligations Fund, 164,814,914 units                        164,814,914
          First American Funds, Inc. Small Cap Value Fund, 5,587,149 units                             82,969,169
          First American Funds, Inc. Large Cap Value Fund, 7,537 ,007 units                           160,086,018
          First American Funds, Inc. Equity Index Fund, 8,590,177 units                               244,390,547

4.

U.S. BANCORP 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

4.     TRANSACTIONS WITH PARTIES-IN-INTEREST

       On December 31, 2000 and 1999, the Plan owned 25,076,975 and 26,369,757 units of U.S. Bancorp common stock, respectively.

       For the years ended December 31, 2000 and 1999, the Plan distributed units of U.S. Bancorp common stock to participants as follows:

                                                                                      2000               1999
                                                                                  -----------         -----------
       Distributions:
          Number of units                                                           1,445,775           2,015,469
          Cost of units                                                           $18,196,890         $21,708,095

       Fees paid for trust services rendered by parties-in-interest were based on customary and reasonable rates for such services.

       Other expenses incurred represent professional fees paid to the Plan's benefit consultants and actuaries and the costs of printing enrollment forms, summary plan descriptions and other miscellaneous items. These expenses were paid directly by the Plan for the years ended December 31, 2000 and 1999.

       The Plan also participates in the First American Investment Funds, Inc., which are managed by U.S. Bancorp.

5.     INCOME TAX STATUS

       The Plan has received a determination letter from the Internal Revenue Service, dated March 31, 1999, stating that the Plan is qualified under Sections 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

                              SUPPLEMENTAL SCHEDULE

U.S. BANCORP 401(k) SAVINGS PLAN
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 2000
EIN:  41-0255900
PLAN NUMBER 004
--------------------------------------------------------------------------------

                                            DESCRIPTION OF INVESTMENT
          IDENTITY OF ISSUE,                 INCLUDING MATURITY DATE,
           BORROWER, LESSOR                  RATE OF INTEREST, PAR OR                               CURRENT
           OR SIMILAR PARTY                       MATURITY VALUE                    COST**           VALUE
      ---------------------------   --------------------------------------------   ----------  -------------------
      MUTUAL FUNDS

 *    First American Investment     4,915,017 units of International Fund                          $   65,025,670
           Funds, Inc.
                                    5,924,919 units of Fixed Income Fund                               64,640,863

                                    7,866,118 units of Equity Index Fund                              194,371,769

                                    5,473,492 units of Small Cap Value Fund                            81,883,436

                                    6,374,590 units of Large Cap Value Fund                           122,009,656

                                    171,381,417 units of Prime Obligations Fund                       171,381,417

                                    2,699,021 units of Mid Cap Value Fund                              42,401,621

                                    3,343,140 units of Strategy Growth &
                                        Income Fund                                                    35,169,837

                                    293,974 units of Strategy Income Fund                               3,095,542

                                    1,123,501 units of Strategy Growth Fund                            12,470,864

                                    1,032,976 units of Strategy Aggressive
                                        Growth Fund                                                    11,528,016

                                    1,383,165 units of Small Cap Growth Fund                           23,914,931

                                    2,527,169 units of Mid Cap Growth Fund                             24,968,433

                                    1,940,028 units of Large Cap Growth Fund                           30,225,630

      CORPORATE STOCK

 *    U.S. Bancorp                  25,076,975 units of common stock                                  731,946,746

      Tyco Intl                     24 units of common stock                                                1,332

 *    PARTICIPANT LOANS             $33,529,162 principal amount at
                                        interest rate from 3% to 11%                                   36,953,768
                                                                                                   --------------

      Total assets held for investment purposes                                                    $1,651,989,531
                                                                                                   ==============

*     Denotes party-in-interest to the Plan.

** Historical cost information is omitted as it is no longer required for participant-directed investments under the instructions for Form 5500.




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